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                                                                    EXHIBIT 3.93

                            ARTICLES OF ORGANIZATION
                                       OF
                       THERAPEUTIC SCHOOL SERVICES, L.L.C.


         I, the undersigned natural person of the age of eighteen (18) years or more, acting as the organizer of a limited liability company (the "Company") under the Oklahoma Limited Liability Company Act (the "Act"), do hereby adopt the following Articles of Organization for the Company;

                                    ARTICLE I

         The name of the Company is THERAPEUTIC SCHOOL SERVICES, L.L.C.

                                   ARTICLE II

         The period of duration of the Company is fifty (50) years from the date of filing of these Articles of Organization with the Secretary of State of Oklahoma, unless earlier dissolved in accordance with either the Act or the provisions of the Operating Agreement of the Company.

                                   ARTICLE III

         The Company is a limited liability company.

                                   ARTICLE IV

         The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act, including, but not limited to, providing billing, consulting and professional services to public school districts, but excluding the business of banking or insurance.

                                    ARTICLE V

         The address of the principal place of business of the Company in the State of Oklahoma is 6262 S. Sheridan, Tulsa, Oklahoma 74133-4099.

                                   ARTICLE VI

         The name and address of the initial registered agent of the Company in the State of Oklahoma is The Corporation Company, 735 First National Building, Oklahoma City, Oklahoma, 73102,




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                                   ARTICLE VII

         The Company is to be managed by the member(s).

                                  ARTICLE VIII

         The name and address of the organizer of the Company is as follows;

                       Gregg Waddill
                       Vice President and General Counsel
                       The Brown Schools, Inc.
                       1407 West Stassney Lane
                       Austin, Texas 78745

                                   ARTICLE IX

         No person who is a member of the Company shall be liable to the Company or its members for monetary damages for an act or omission of that person in his or her capacity as a manager, except for liability of that person for (i) a breach by that person of a duty of loyalty of a member to the Company or its members, (ii) an act or omission not in good faith that constitutes a breach of duty of a member to the Company, (iii) an act or omission by that person that involves intentional misconduct or a knowing violation of the law, (iv) a transaction from which that person receives an improper benefit, whether or not the benefit results from an action taken within the scope of the position of that person as a member, or (v) an act or omission for which the liability of that person is expressly provided for by an applicable statute. If the Act or other applicable law is amended to authorize action further eliminating or limiting the liability of members, then the liability of a member of the Company shall be eliminated or limited to the fullest extent permitted by the Act, or other applicable law, as so amended.

         Any repeal or modification of the foregoing paragraph by the members shall not adversely affect any right or protection of a person that exists at the time of that repeal or modification.

                                    ARTICLE X

         No holder of membership interests or securities of the Company shall have the right of cumulative voting at any election of managers or upon any other matter.

         No holder of membership interests or securities of the Company shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any membership interest or securities of the Company now or hereafter authorized


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to be issued, whether issued or sold for cash or other consideration or as a distribution or otherwise.

         IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of January, 1999.

                                         /s/ Greg Waddill
                                         ---------------------------------
                                         Gregg Waddill





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